    As filed with the Securities and Exchange Commission on October 22, 1999

                                                         Registration No. ______
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                TROY GROUP, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                  33-0807798
      (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                 Identification No.)

          2331 SOUTH PULLMAN STREET
            SANTA ANA, CALIFORNIA                             92705
   (Address of Principal Executive Offices)                (Zip Code)

                            -------------------------

                                TROY GROUP, INC.
                            1998 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                            -------------------------

                                 PATRICK J. DIRK
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                                TROY GROUP, INC.
                            2331 SOUTH PULLMAN STREET
                           SANTA ANA, CALIFORNIA 92705
                     (Name and address of agent for service)

                                 (949) 250-3280
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                    PROPOSED MAXIMUM        PROPOSED MAXIMUM
   TITLE OF SECURITIES          AMOUNT TO BE            OFFERING           AGGREGATE OFFERING         AMOUNT OF
     TO BE REGISTERED          REGISTERED (1)      PRICE PER SHARE (2)         PRICE (2)           REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share                1,237,341 shares          $7.04                $8,709,358               $2,421
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, (the "Securities Act"), this Registration Statement includes an indeterminate number of additional shares which may be offered and sold as a result of anti-dilution provisions described in the above-referenced plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(h) under the Securities Act as follows: (i) with respect to options to purchase shares previously granted under the plan, on the basis of the weighted average exercise price of such option grants, and (ii) with respect to options to be granted under the plan, on the basis of the average between the high and low sales prices of the Registrant's Common Stock on October 21, 1999, as reported by the Nasdaq National Market.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

              The following documents of Troy Group, Inc. (the "Company") filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         1. The Company's Registration Statement (File No. 333-51523) on Form S-1, together with all amendments thereto, which was declared effective by the Commission on July 21, 1999;

         2. The Company's prospectus filed with the Commission on July 22, 1999 pursuant to Rule 424(b) promulgated under the Securities Act, in connection with the Company's Registration Statement on Form S-1 (File No. 333-51523), in which there is set forth the audited financial statements as of November 30, 1998 and 1997 and for each of the three years ended November 30, 1998;

         3. The Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1999 (File No. 333-51523); and

         4. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on June 8, 1998 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") including any amendments or reports filed for the purpose of updating such description.

              All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that de-registers all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

              The November 30, 1998, 1997 and 1996 consolidated financial statements of the Company incorporated by reference in this Registration Statement have been audited by McGladrey & Pullen, LLP, independent public accountants, for the periods indicated in their report thereon which is included in the Company's Registration Statement on Form S-1. Such consolidated financial statements have been incorporated herein by reference in reliance upon the report of McGladrey & Pullen, LLP, given on the authority of that firm as experts in accounting and auditing. To the extent that McGladrey & Pullen, LLP audits and reports on the financial statements of the Company issued at future dates, and consents to the use of their report thereon, such financial statements will also be incorporated by reference in the Registration Statement in reliance upon their report and said authority as experts.

ITEM 4.       DESCRIPTION OF SECURITIES.

              The Company's Common Stock to be offered pursuant to this Registration Statement has been registered under Section 12 of the Exchange Act as described in Item 3 of this Part II.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not Applicable.


ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              The Company's Certificate of Incorporation limits the liability of its directors to the fullest extent permitted under the Delaware General Corporation Law. Specifically, directors of the Company will not be liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such a director, except for liability for: any breach of the director's duty of loyalty to the Company or its stockholders; acts or omissions not in good faith or which involve intentional; misconduct or a knowing violation of law; corporate distributions, including dividends, stock distributions and redemptions, which are in contravention of restrictions in Delaware law, the Company's Certificate of Incorporation or Bylaws, or any agreement to which the Company is a party; and any transaction from which a director derives an improper personal benefit. This provision will generally not limit liability under state or federal securities laws.

              Delaware law and the Company's Certificate of Incorporation provide that the Company shall, under certain circumstances and subject to certain limitations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person's former or present official capacity with the Company against judgments, penalties, fines, settlements and reasonable expenses. Any such person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

              The Company has also entered into indemnification agreements with all of its directors and executive officers. Under these agreements the Company has agreed to indemnify and hold each harmless from and against any claims, liability, damages or expenses incurred by them in or arising out of their status, capacities and activities with respect to the Company to the maximum extent permitted by Delaware law. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and executive officers.

ITEM 7.       EXEMPTIONS FROM REGISTRATION CLAIMED.

              No securities are to be offered or resold pursuant to this Registration Statement.

ITEM 8.       EXHIBITS.

EXHIBIT NO.                         DESCRIPTION OF EXHIBITS
5.1           Opinion and Consent of Oppenheimer Wolff & Donnelly LLP (Filed
              herewith electronically)

23.1          Consent of Oppenheimer Wolff & Donnelly LLP (Included in
              Exhibit 5.1)

23.2          Consent of McGladrey & Pullen, LLP (Filed herewith electronically)

24.1          Power of Attorney (Included on page 5 of this Registration
              Statement)

ITEM 9.       UNDERTAKINGS.

     (a)      The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include, any prospectus required by Section 10(a)(3) of the Securities Act.

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                      Provided, however, that paragraphs (a)(1)(i) and
                      (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
              Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to
              Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on October 22, 1999.

                                TROY GROUP, INC.

                                By:   /s/ Patrick J. Dirk
                                      -----------------------------------------
                                      Patrick J. Dirk
                                Its: Chairman of the Board and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Dirk and Del L. Conrad, and each of them, as such person's true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on October 22, 1999 by the following persons in the capacities indicated.

SIGNATURE                                                     TITLE
---------                                                     -----

/s/ Patrick J. Dirk                        Chairman of the Board, and Chief Executive Officer
--------------------------------           (Principal Executive Officer)
Patrick J. Dirk

/s/ Del L. Conrad                          Chief Financial Officer, Treasurer and Secretary (Principal
--------------------------------           Financial and Accounting Officer)
Del L. Conrad

/s/ Robert S. Messina                      Director
--------------------------------
Robert S. Messina

/s/ Brian P. Dirk                          Director
--------------------------------
Brian P. Dirk

/s/ Norman B. Keider                       Director
--------------------------------
Norman B. Keider

/s/ John B. Zaepfel                        Director
--------------------------------
John B. Zaepfel

/s/ William P. O'Reilly                    Director
--------------------------------
William P. O'Reilly

/s/ Gene A. Bier                           Director
--------------------------------
Gene A. Bier

/s/ Dr. Harold L. Clarke                   Director
--------------------------------
Dr. Harold L. Clarke

                                INDEX TO EXHIBITS

NO.        ITEM                                             METHOD OF FILING
---        ----                                             ----------------
5.1       Opinion and Consent of Oppenheimer Wolff &
          Donnelly LLP..................................... Filed herewith electronically.

23.1      Consent of Oppenheimer Wolff & Donnelly LLP...... Included in Exhibit 5.1.

23.2      Consent of McGladrey & Pullen, LLP............... Filed herewith electronically.

24.1      Power of Attorney................................ Included on page 5 of this Registration Statement.